SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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QUALCOMM INCORPORATED

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The following press release may be provided to stockholders of Qualcomm Incorporated.

Qualcomm Issues Statement on Broadcom Director Nominees

SAN DIEGO— December 4, 2017 —Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm” or the “Company”) today confirmed receipt of Broadcom Limited’s (NASDAQ: AVGO) nomination of a slate of candidates to replace Qualcomm’s existing Board of Directors at the Company’s 2018 Annual Meeting of Stockholders.

Qualcomm is exceptionally well positioned – with technology and leadership positions across mobile, IoT, Automotive, edge computing and networking – and leading the transition to 5G. Qualcomm stockholders are poised to participate in substantial growth and value creation as the Company continues to execute its strategy across its businesses.

Broadcom and Silver Lake are effectively asking stockholders to foreclose options and make a decision now on a non-binding proposed transaction which could not be completed for well over a year, if ever, given the magnitude of regulatory issues, the absence of commitments by Broadcom to resolve those issues, Broadcom’s lack of committed financing, and the uncertainty surrounding its transition from Singapore to the United States. Qualcomm’s Board is composed of 11 world-class directors, 9 of whom are independent and 4 of whom have been added in the last 3 years, and all of whom are firmly committed to acting in the best interests of all Qualcomm stockholders. Qualcomm believes that this action is a blatant attempt to seize control of the Qualcomm Board in order to advance Broadcom’s acquisition agenda. These nominees are inherently conflicted given Broadcom’s desire to acquire Qualcomm in a manner that dramatically undervalues Qualcomm to Broadcom’s benefit.

“No company in the industry is better positioned than Qualcomm in mobile, IoT, automotive, edge computing and networking and to lead the transition to 5G,” said Tom Horton, Qualcomm’s Presiding Director. “Qualcomm stockholders expect a Board that will support this innovation while evaluating objectively the full range of opportunities available to maximize value for all Qualcomm stockholders.”

On November 13, 2017, Qualcomm’s Board of Directors unanimously rejected Broadcom’s non-binding, unsolicited proposal to acquire Qualcomm for per share consideration of $60.00 in cash and $10.00 in Broadcom stock. After a comprehensive review, conducted in consultation with its financial and legal advisors, the Board concluded that Broadcom’s proposal dramatically undervalues Qualcomm and comes with significant regulatory uncertainty, and therefore is not in the best interests of Qualcomm stockholders.

About Qualcomm

Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G – and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Additional Information

Qualcomm intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the ownership of Qualcomm’s directors and executive officers in Qualcomm stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Qualcomm’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com